Exhibit 10.1
10 April 2018
LIVANOVA PLC
(as the Borrower)
and

Execution Version

BARCLAYS BANK PLC
(as the Lender)

LATHAM & WATKINS
99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000

AMENDMENT AND RESTATEMENT AGREEMENT
related to a facility agreement dated 21 October 2016

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THIS AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is dated 10 April 2018 and made between:

(1) LivaNova PLC, a company incorporated in England and Wales with registered number 09451374 (the “Borrower”); and

(2) Barclays Bank PLC as lender (the “Lender”). WHEREAS:

(A) The Borrower entered into a revolving facility agreement dated 21 October 2016 (the “Facility Agreement”).

(B) The Borrower and the Lender have agreed to enter into this agreement in order to amend the terms of the Facility Agreement in the manner set out below.

IT IS AGREED as follows:
1. INTERPRETATION
1.1 Definitions In this Agreement: “Effective Date” means the date upon which:
(a) each party has signed this agreement (whether the same or different counterparts); and

(b) the Lender receives the documents and evidence set out in Schedule 1 (Conditions Precedent) to this Agreement each satisfactory in form and substance to the Lender.

1.2 Construction

(a) Terms defined in the Facility Agreement (as amended pursuant to this Agreement) shall have the same meaning when used in this Deed.

(b) Clause 1.2 (Construction) of the Facility Agreement will be deemed to be set out in full in this Agreement, but as if references in that clause to the Facility Agreement were references to this Agreement.

1.3 Third Party Rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.
2. AMENDMENT AND RESTATEMENT OF THE FACILITY AGREEMENT
2.1 The Facility Agreement
With effect from (and including) the Effective Date, the Facility Agreement shall be amended and restated as set out in Schedule 2 (Amended and Restated Facility Agreement).
2.2 Continuing Effect
Except as varied by the terms of this agreement, the Facility Agreement will remain in full force and effect and any reference in the amended and restated Facility Agreement or any other Finance Document to the Facility Agreement or to any provision of the Facility
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Agreement will be construed as a reference to the amended and restated Facility Agreement, or that provision, as amended and restated by this Agreement.
2.3 Further assurance
The Borrower shall, at the request of the Lender and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.
2.4 Finance Documents
The parties to this Agreement agree that this Agreement is designated as a Finance Document.
2.5 Effective Date
The Lender will notify the Borrower when the Effective Date occurs. If the Effective Date has not occurred by 13 April 2018 (or any later date which the Lender and the Borrower may agree), then this Clause 2 shall lapse and none of the amendments recorded in Clause 2.1 will take effect.
3. REPRESENTATIONS AND WARRANTIES
3.1 Reliance
The Borrower represents and warrants as set out in this Clause 3 to the Lender and acknowledges that the Lender has entered into this Agreement and has agreed to the amendments effected by this Agreement in full reliance on those representations and warranties.
3.2 Repeating Representations
The Borrower represents and warrants that each of the Repeating Representations made by the Borrower under the Facility Agreement are true at the date of this Agreement and on the Effective Date, for the avoidance of doubt, as if each reference to the Finance Documents therein stated includes a reference to this Agreement.
3.3 Repetition
The representations and warranties in this Clause 3 are made on the date of this Agreement and shall be deemed to be repeated on the Effective Date by reference to the facts and circumstances existing on that date.
4. TRANSACTION AND AMENDMENT COSTS

(a) Notwithstanding any of the requirements of clause 16.1 (Transaction expenses) or clause 16.2 (Amendment costs), the Borrower shall not be liable for any of the Lender’s costs and expenses (including legal fees) incurred in connection with this Agreement or the amendments to the Facility Agreement made pursuant to this Agreement and such costs and expenses (including legal fees of the Lender) shall be for the sole account of the Lender.

(b) For the avoidance of doubt, nothing in this clause 4 shall override the requirement for the Borrower to pay to the Lender the waiver fee referred to in paragraph 11.3 (Waiver fee) of the Facility Agreement (as amended and restated pursuant to the terms of this Agreement) at the time and in the amount specified therein.

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5. MISCELLANEOUS
5.1 Counterparts
This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
5.2 Partial Invalidity
If, any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law the validity, legality or enforceability of the remaining provisions shall not be affected or impaired in any way.
5.3 Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
6. GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law and the Borrower submits to the jurisdiction of the English courts in the terms set out in clause 35 (Enforcement) of the Facility Agreement (as if references in that clause 35 to “this Agreement” were references to this “Agreement”.
IN WITNESS whereof this Amendment and Restatement Agreement has been duly executed on the date first above written.
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SCHEDULE 1 CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
1. FORMALITIES CERTIFICATE
A certificate in the agreed form from the Borrower:

(a) confirming that there has been no amendment to its constitutional documents since 21 October 2016 or, if there has been any such amendment, attaching a certified copy of the constitutional documents of the Borrower;

(b) attaching a copy of the resolution of its board of directors:

(i) approving the terms of and the transactions contemplated by this Agreement and resolving that it execute this Agreement; and

(ii) authorising a specified person or persons to execute this Agreement (including, if relevant, any Utilisation Request) and any documents to be signed or delivered under it;

(c) setting out a specimen signature of each person authorised by the resolution referred to in paragraph (b) above in relation to this Agreement;

(d) confirming that borrowing or guaranteeing or securing, as appropriate, the Commitment (incurred by this Agreement) would not cause any borrowing, guarantee, security or similar limit binding to be exceeded; and

(e) certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2. LEGAL OPINIONS
A legal opinion of Latham & Watkins, legal advisers to the Lender as to matters of English law
3. OTHER DOCUMENTS AND EVIDENCE
Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) of the Facility Agreement as amended by this Agreement have been paid or will be paid by the Effective Date.
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SCHEDULE 2 AMENDED AND RESTATED FACILITY AGREEMENT
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Amended Conformed Copy
Originally dated 21 October 2016
LIVANOVA PLC
(as the Borrower) and
BARCLAYS BANK PLC
(as the Lender)
USD 70,000,000 REVOLVING FACILITY AGREEMENT originally dated 21 October 2016 as amended and restated by an amendment and restatement agreement dated 10 April 2018
LATHAM & WATKINS
99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000

CONTENTS
Clause Page

SCHEDULE 7         70

THIS AGREEMENT is originally dated 21 October 2016 as amended and restated by an amendment and restatement agreement dated 10 April 2018 and made between:

(1) LivaNova PLC incorporated in England and Wales with company registration no. 09451374 as borrower (the "Borrower"); and

(2) Barclays Bank PLC as lender (the "Lender"). IT IS AGREED as follows:

SECTION 1 INTERPRETATION
1. DEFINITIONS AND INTERPRETATION
1.1 Definitions In this Agreement:
"Accounting Date" means each 30 June and 31 December.
"Accounting Principles" means generally accepted accounting principles in the United States of America, being US GAAP.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Amendment and Restatement Agreement” means an amendment and restatement agreement dated 10 April 2018, between the Borrower and the Lender, amending and restating the terms of this Agreement.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
"Availability Period" means the period from and including the date of this Agreement to and including the date falling one month prior to the Termination Date.
"Available Commitment" means the Commitment minus:

(a) the amount of any outstanding Loans; and

(b) in relation to any proposed Utilisation, the amount of any Loans that are due to be made on or before the proposed Utilisation Date,

other than any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.
"Breakage Costs" means the amount (if any) by which:

(a) the interest (excluding the Margin) which the Lender should have received for the period from the date of receipt of all or any part of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:
(b) the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.
"Code" means the US Internal Revenue Code of 1986.
"Commitment" means USD 70,000,000 to the extent not cancelled or reduced under this Agreement.
“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).
"Confidential Information" means all information relating to the Borrower, the Group, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Facility from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a) is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 31 (Confidential Information); or

(b) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(c) is known by the Lender before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"CRM Disposal" means a sale by the Group of its Cardiac Rhythm Management Business Franchise to MicroPort Scientific Corporation or any of its Affiliates.
"CTA" means the Corporation Tax Act 2009.
"Default" means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Disruption Event" means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i) from performing its payment obligations under the Finance Documents; or

(ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Effective Date" means, in relation to the Amendment and Restatement Agreement, the “Effective Date” as defined therein.
"Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a) air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c) land (including, without limitation, land under water).

"Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.
"Environmental Law" means any applicable law or regulation which relates to:

(a) the pollution or protection of the Environment;

(b) the conditions of the workplace; or

(c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

"Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.
"Event of Default" means any event or circumstance specified as such in Clause 20 (Events of Default).
"Excluded Guarantee" means:

(a) any counter-indemnity obligation in respect of a performance or similar bond guaranteeing performance by a member of the Group under any public tender or other contract entered into in the ordinary course of trade; or

(b) any guarantee or indemnity granted or arising under legislation relating to tax or corporate law under which any member of the Group assumes general liability for the obligations of another member of the Group.

“Existing Facility Margin” means 0.75 per cent. per annum.
"Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).
"Facility Office" means the office or offices notified by the Lender to the Borrower in writing on or before the date it becomes the Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" means:

(a) sections 1471 to 1474 of the Code or any associated regulations;

(b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b) in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Finance Document" means this Agreement and any other document designated as such by the Lender and the Borrower.
"Financial Indebtedness" means any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis, including true sale US GAAP, under an agreement other than a Permitted Receivables Disposal);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement, sale and lease back arrangements and sale and purchase agreements having deferred payment terms longer than terms customary on the market) having the financial effect of a borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (fair value) shall be taken into account);

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"French Subsidiary" means Sorin CRM SAS, a company incorporated in France.
"Funding Rate" means any individual rate notified by the Lender to the Borrower pursuant to paragraph (a)(ii) of Clause 10.4 (Cost of funds).

"Group" means the Borrower and its Subsidiaries for the time being.
"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
"Interpolated Screen Rate" means, in relation to any Loan, the rate which results from interpolating on a linear basis between:

(a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for dollars. "ITA" means the Income Tax Act 2007.

"Italian Subsidiary" means Sorin Group Italia srl, a company incorporated in Italy. "Legal Reservations" means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c) similar principles, rights and defences under the laws of any jurisdiction in which the Borrower conducts its business; and

(d) any other matters which are set out as qualifications or reservations as to matters of law of general application specifically referred to in any legal opinion delivered pursuant to clause 4 (Conditions of Utilisation).

"LIBOR" means, in relation to any Loan:

(a) the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of that Loan; or

(b) as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984;

"LMA" means the Loan Market Association.
"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
"Margin" means:

(a) for each Loan made prior to the Effective Date, the Existing Facility Margin; and

(b) for each Loan made on or after the Effective Date, 0.85 per cent. per annum.

"Material Adverse Effect" means a material adverse effect on:

(a) the business, operations, property or financial condition of the Group taken as a whole; or

(b) the ability of the Borrower to perform its payment obligations under the Finance Documents and/or its obligations under Schedule 6 (Financial Covenants); or

(c) the validity or enforceability of the rights or remedies of the Lender under any of the Finance Documents.

"Material Subsidiaries" means, at any time, a Subsidiary of the Borrower which:

(a) is listed in Schedule 5 (Material Companies); or

(b) has an operating profit representing 10 per cent. or more of the consolidated operating profit of the Group (determined in accordance with US GAAP) or has turnover (excluding intra-group items) representing 10 per cent., or more of the turnover of the Group, calculated on a consolidated basis.

Compliance with the conditions set out in paragraph (b) above shall be determined by reference to the latest consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary.
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a) subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"New Lender" has the meaning given to that term in Clause 21 (Changes to the Lender).
"Original Financial Statements" means the audited consolidated financial statements of the Group for the financial year ended 31 December 2015.
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"Permitted Acquisition" means an acquisition for cash consideration of all or the majority of the issued share capital of a limited liability company, but only if:

(a) no Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(b) the acquired company, business or undertaking is engaged in a business substantially the same as (or ancillary or related to) that carried on by the Group;

(c) the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, remaining in the acquired company (or any such business) at the date of acquisition (the "Individual Purchase Price") when aggregated with the consideration (including associated costs and expenses) for any other acquisition permitted under this Agreement and any Financial Indebtedness or other assumed actual or contingent liability, remaining in any such acquired companies or businesses at the time of acquisition (the "Total Purchase Price")) does not exceed USD 280,000,000 or its equivalent in aggregate over the life of the Facility.

"Permitted Guarantee" means:

(a) any guarantee comprising a netting or set-off arrangements entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(b) any indemnity given in the ordinary course of the documentation of an acquisition which is a Permitted Acquisition which indemnity is in a customary form and subject to customary limitations;

(c) the guarantee of any Financial Indebtedness permitted by this Agreement; or

(d) any Excluded Guarantee.

"Permitted Loan" means any Financial Indebtedness or loan made by a member of the Group:

(a) to another member of the Group; or

(b) to any other entity (i) in which a member of the Group holds a beneficial interest and (ii) which carries on the same or substantially similar business to the Group, provided such Financial Indebtedness or loans are approved by the board of directors of the Borrower and, in aggregate for those made in any financial year, do not exceed USD 50,000,000 or its equivalent.

"Permitted Receivables Disposal" means (i) any factoring programme with recourse (pro solvendo) or without recourse (pro soluto) of receivables of the Group which is in existence at the date hereof and/or (ii) any securitisation and/or factoring programme of the receivables of the Group consented to by the Lender, such consent not to be unreasonably withheld.
"Permitted Security" means:

(a) any Security listed in Schedule 3 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

(b) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c) any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(i) hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(ii) its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security under a credit support arrangement in relation to a hedging transaction;

(d) any lien arising by operation of law and in the ordinary course of trading;

(e) any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i) the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii) the Security is removed or discharged within 2 (two) months of the date of acquisition of such asset;

(f) any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(i) the Security was not created in contemplation of the acquisition of that company;

(ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii) the Security is removed or discharged within 2 (two) months of that company becoming a member of the Group;

(g) any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; or

(h) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to (g) above) does not exceed USD 15,000,000 (or its equivalent in another currency or currencies).

"Permitted Transaction" means:
(a) a merger between the Borrower and any Subsidiary that is consolidated within the consolidated financial statements of the Borrower, provided that the Borrower is the surviving entity;

(b) any solvent amalgamation or merger among members of the Group which are not the Borrower; or

(c) the solvent liquidation or reorganisation of any member of the Group which is not the Borrower so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to other members of the Group.

"Qualifying Lender" has the meaning given to it in Clause 12 (Tax gross-up and indemnities).
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the relevant market in which case the Quotation Day will be determined by the Lender in accordance with market practice in the relevant market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).
"Reference Bank Quotation" means any quotation supplied to the Lender by a Reference Bank.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Lender at its request by the Reference Banks;

(a) (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator.

"Reference Banks" means such banks or financial institutions with a rating for its longterm unsecured and non credit-enhanced debt obligations of BBB-or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency as may be appointed by the Lender in consultation with the Borrower.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Jurisdiction" means, in relation to the Borrower:

(a) England and Wales; and

(b) any jurisdiction where it conducts its business.

"Repeating Representations" means each of the representations set out in clauses 17.1 (Status) to 17.6 (Governing law and enforcement), 17.10 (No default), paragraph (d) and
(e) of clause 17.12 (Financial statements), 17.19 (Good title to assets), 17.20 (Legal and beneficial ownership) and 17.24 (Centre of main interests and establishments) to
17.26 (Sanctions).
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Restricted Party" means a person that is:

(c) listed on, or owned or controlled by a person listed on, a Sanctions List, or a person acting on behalf of such a person;

(d) located in or organised under the laws of a country or territory that is the subject of country-wide or territory-wide Sanctions, or a person who is owned or controlled by, or acting on behalf of such a person; or
(e) otherwise a subject of Sanctions.

"Rollover Loan" means one or more Loans:

(a) made or to be made on the same day that a maturing Loan is due to be repaid; and
(b) the aggregate amount of which is equal to or less than the amount of the maturing Loan.
"Sanctions" means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.
"Sanctions Authority" means:

(a) the United Nations;

(b) the United States of America;

(c) the European Union;

(d) the United Kingdom of Great Britain and Northern Ireland; and

(e) the governments and official institutions or agencies of any of paragraphs (a) to

(d) above, including OFAC, the US Department of State, and Her Majesty's Treasury.
"Sanctions List" means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty's Treasury, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.
"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrower.
"Security" means a mortgage, pledge, lien, charge, assignment by way of security (cessione del crediti in garanzia), hypothecation, title retention, preferential right, priority or trust arrangement or security interest or any other agreement or arrangement having the effect of conferring security.

"Specified Time" means a day or time determined in accordance with Schedule 4 (Timetables).
"Subsidiary" means in relation to any company or corporation, a company or corporation:

(a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b) more than half the issued share capital (which gives rise to voting rights) of which is beneficially owner, directly or indirectly, by the first mentioned company or corporation; or

(c) with is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs, exercise a dominant influence over it and/or to control the composition of its board of directors or equivalent body and is fully consolidated in the consolidated financial statements on a line-by-line basis for such period.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Termination Date" means 20 October 2019.
"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.
"US" means the United States of America.
"US GAAP" means generally accepted accounting principles in the United States of America, as promulgated, from time to time, by the Financial Accounting Standards Board.
"USD", "Dollars" or "$" means the lawful currency for the time being of the United States.
“US GAAP” means generally accepted accounting principles in the United States of America, as promulgated, from time to time, by the Financial Accounting Standards Board.
"Utilisation" means a utilisation of the Facility.
"Utilisation Date" means the date of a Utilisation, being the date on which a Loan is to be made.
"Utilisation Request" means a notice substantially in the form set out in Schedule 2 (Utilisation Request).

"VAT" means:

(a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2 Construction

(a) Unless a contrary indication appears, any reference in this Agreement to:

(i) the "Lender", the "Borrower" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii) "assets" includes present and future properties, revenues and rights of every description;

(iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii) a provision of law is a reference to that provision as amended or reenacted; and

(viii) a time of day is a reference to London time.

(b) The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c) Section, Clause and Schedule headings are for ease of reference only.

(d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance

Document has the same meaning in that Finance Document or notice as in this Agreement.
(e) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3 Third party rights

(a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b) The consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2 THE FACILITY
2. THE FACILITY
2.1 The Facility Subject to the terms of this Agreement, the Lender makes available to the Borrower a dollar revolving loan facility in an aggregate amount equal to the Commitment.
3. PURPOSE
3.1 Purpose The Borrower shall apply all amounts borrowed by it under the Facility towards the general corporate and working capital purposes of the Group.
3.2 Monitoring The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4. CONDITIONS OF UTILISATION
4.1 Initial conditions precedent The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Lender. The Lender shall notify the Borrower promptly upon being so satisfied.
4.2 Further conditions precedent The Lender will only be obliged to comply with Clause 5.4 (Lender's participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b) the Repeating Representations to be made by the Borrower are true.

4.3 Maximum number of Loans The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 (ten) or more Loans would be outstanding.

SECTION 3 UTILISATION
5. UTILISATION
5.1 Delivery of a Utilisation Request The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.
5.2 Completion of a Utilisation Request

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i) the proposed Utilisation Date is a Business Day within the Availability Period;

(ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii) the proposed Interest Period complies with Clause 9 (Interest Periods).

(b) Only one Loan may be requested in each Utilisation Request.

5.3 Currency and amount

(a) The currency specified in a Utilisation Request must be dollars.

(b) The amount of the proposed Loan must be an amount which is not more than the Available Commitment and which is a minimum of USD 2,000,000 or, if less, the Available Commitment.

5.4 Lender’s participation If the conditions set out in this Agreement have been met, and subject to Clause 6.1
(Repayment of Loans) the Lender shall make each Loan available in dollars by the Utilisation Date through its Facility Office.
5.5 Cancellation of Commitment The Commitment which, at that time, is unutilised shall be immediately cancelled at the end of the Availability Period.

SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION
6. REPAYMENT
6.1 Repayment of Loans

(a) The Borrower shall repay each Loan in dollars on the last day of its Interest Period.

(b) Without prejudice to the Borrower's obligation under paragraph (a) above, if one or more Loans are to be made available to it:

(i) on the same day that a maturing Loan is due to be repaid; and

(ii) in whole or in part for the purpose of refinancing the maturing Loan; and

the aggregate amount of the new Loans shall, unless the Borrower notifies the Lender to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:
(iii) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(A) the Borrower will only be required to make a payment in an amount in dollars equal to that excess; and

(B) the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of the Lender's maturing Loan and the Lender will not be required to make a payment in respect of the new Loans; and

(iv) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(A) the Borrower will not be required to make a payment; and

(B) the Lender will be required to make a payment in respect of the new Loans only to the extent that the new Loans exceeds the maturing Loan and the remainder of the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of the maturing Loan.

7. PREPAYMENT AND CANCELLATION
7.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan or it becomes unlawful for any Affiliate of the Lender for the Lender to do so:

(a) the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b) upon the Lender notifying the Borrower, the Available Commitment of the Lender will be immediately cancelled; and
(c) the Borrower shall repay the Loans on the last day of the Interest Period for each Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Commitment shall be cancelled in the amount of the participations repaid.
7.2 Change of control

(a) The Borrower shall promptly inform the Lender if a Change-of-Control Event has occurred. At any time after the occurrence of a Change-of-Control Event, the Lender may, by notice to the Borrower, cancel the Available Commitment and demand prepayment of the Loan, together with accrued interest and all other amounts accrued or outstanding under this Agreement.

(b) The Borrower shall effect payment of the amount demanded on the date specified by the Lender, such date being a date falling not less than 30 (thirty) days from the date of the demand.

For the purposes of this clause 7.2:

(c) a "Change-of-Control Event" occurs if:

(i) any person or group of persons acting in concert gains direct or indirect control of the Borrower; or

(ii) the Borrower ceases to be the beneficial owner directly or indirectly, through wholly owned subsidiaries, of more than 50% (fifty per cent.) of the issued share capital of the Italian Subsidiary;

(d) "acting in concert" means acting together pursuant to an agreement or understanding (whether formal or informal); and

(e) "control" means the power to direct the management and policies of an entity, whether through the ownership of more than 50 per cent of entire voting capital, by contract or otherwise.

7.3 Voluntary cancellation The Borrower may, if it gives the Lender not less than 5 (five) Business Days' (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part (being a minimum amount of USD 2,000,000) of the Available Commitment.
7.4 Voluntary prepayment of Loans The Borrower may, if it gives the Lender not less than 5 (five) Business Days' (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of USD 2,000,000).
7.5 Right of replacement or repayment and cancellation
(a) If:

(i) any sum payable to the Lender by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii) the Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Lender notice of cancellation of the Commitment and its intention to procure the repayment of the Loans.

(b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of the Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Loan.

7.6 Application of Prepayments

(a) A prepayment made under Clause 7.4 (Voluntary prepayment of Loans) shall be applied in the following order:

(i) first, in cancellation of Available Commitment; and

(ii) secondly, in prepayment of Utilisations and cancellation of the Commitment.

(b) Subject to no Default continuing, the Borrower may elect that any prepayment under Clause 7.4 (Voluntary prepayment of Loans) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Borrower makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

7.7 Restrictions

(a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Breakage Costs, without premium or penalty.
(c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.
(d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.
(e) No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

(f) If all or part of the Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitment (equal to the amount which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

SECTION 5 COSTS OF UTILISATION
8. INTEREST
8.1 Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a) Margin; and

(b) LIBOR.

8.2 Payment of interest The Borrower shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).
8.3 Default interest

(a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below is 2 (two) per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender.

(b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 2 (two) per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4 Notification of rates of interest The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

9. INTEREST PERIODS
9.1 Selection of Interest Periods

(a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b) Subject to this Clause 9, the Borrower may select an Interest Period of 1, 3 or 6 Months or any other period agreed between the Borrower and the Lender.

(c) An Interest Period for a Loan shall not extend beyond the Termination Date.

(d) Each Interest Period for a Loan shall start on the Utilisation Date.

(e) A Loan has one Interest Period only.

9.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
10. CHANGES TO THE CALCULATION OF INTEREST
10.1 Unavailability of Screen Rate

(a) Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)     Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(i) dollars; or

(ii) the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of that Loan.
(c) Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for that Loan and Clause 10.4 (Cost of funds) shall apply to that Loan for that Interest Period.
10.2 Calculation of Reference Bank Rate

(a) Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b) If at or about noon on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10.3 Market disruption If before close of business in London on the Quotation Day for the relevant Interest Period the Lender determines that the cost to it of funding that Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.
10.4 Cost of funds

(a) If this Clause 10.4 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i) the Margin; and

(ii) the rate notified by the Lender to the Borrower as soon as practicable and in any event within 5 (five) Business Days of the first day of that Interest Period (or, if earlier, on the date falling 10 (ten) Business Days before the date on which interest is due to be paid in respect of that Interest Period), as reasonably determined by the Lender to be a suitable reference rate for its general lending activities (on an actual or notional basis) from whatever source it may reasonably select.

(b) If this Clause 10.4 applies and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Lender and the Borrower, be binding on all Parties.

10.5 Breakage Costs

(a) The Borrower shall, within three Business Days of demand by the Lender, pay to the Lender its Breakage Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) The Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate confirming the amount of its Breakage Costs for any Interest Period in which they accrue.

11. FEES
11.1 Commitment fee

(a) The Borrower shall pay to the Lender a fee computed at the rate of 25 per cent. of the Existing Facility Margin per annum on the Lender's Available Commitment for the Availability Period.

(b) The accrued commitment fee is payable in arrears on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the Commitment at the time the cancellation is effective.

11.2 Utilisation fee

(a) The Borrower shall pay to the Lender a utilisation fee computed at the rate of:

(i) 0.10 per cent. on the total outstanding principal amount of each Loan for each day on which the aggregate outstanding amount of all Loans is equal to or greater than 33 per cent. but less than or equal to 66 per cent. of the Commitment; and

(ii) 0.20 per cent. on the outstanding principal amount of each Loan for each day on which the aggregate outstanding amount of all Loans is greater than 66 per cent. of the Commitment.

(b) The accrued utilisation fee is payable quarterly in arrears on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the Commitment at the time the cancellation is effective.

11.3 Waiver fee
The Borrower shall pay to the Lender within 5 Business Days of the Effective Date, a waiver fee computed at the rate of 0.10 per cent. of USD 30,000,000 being USD 30,000.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
12. TAX GROSS UP AND INDEMNITIES
12.1 Definitions
(a) In this Agreement:
"Qualifying Lender" means a person who is beneficially entitled to interest payable to it in respect of an advance under a Finance Document and is:

(i) a person:

(A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii) a person which is otherwise entitled by law to receive interest payments under the Finance Documents without a Tax Deduction on account of Tax imposed by the United Kingdom.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by the Borrower to a Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
(b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
12.2 Tax gross-up

(a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b) The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c) If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from it shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due the payment could have been made to the Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date the Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a lender under this Agreement (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority.
(e) If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender a statement under section 975 of the ITA or other evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
12.3 Tax indemnity

(a) The Borrower shall (within three Business Days of demand by the Lender) pay to the Lender if it is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document.

(b) Paragraph (a) above shall not apply:

(i) with respect to any Tax assessed on the Lender:

(A) under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B) under the law of the jurisdiction in which the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii) to the extent a loss, liability or cost:

(A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because the exclusion in paragraph (d) of Clause 12.2 (Tax grossup) applied; or

(C) relates to a FATCA Deduction required to be made by a Party.

(c) If the Lender makes, or intends to make, a claim under paragraph (a) above shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.
12.4 Tax Credit If the Borrower makes a Tax Payment and the Lender determines that:

(a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b) the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.
12.5 Stamp taxes The Borrower shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.
12.6 VAT

(a) All amounts expressed to be payable under a Finance Document by the Borrower to the Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly if VAT is or becomes chargeable on any supply made by the Lender to the Borrower under a Finance Document and the Lender is required to account to the relevant tax authority for the VAT, the Borrower must pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Lender must promptly provide an appropriate VAT invoice to the Borrower).

(b) Where a Finance Document requires the Borrower to reimburse or indemnify the Lender for any cost or expense, the Borrower shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(c) Any reference in this Clause 12.6 to either Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(d) In relation to any supply made by the Lender to the Borrower, if reasonably requested by the Lender, the Borrower must promptly provide the Lender with details of the Borrower’s VAT registration and such other information as is reasonably requested in connection with the Lender's VAT reporting requirements in relation to such supply.

12.7 FATCA Information

(a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by the other Party:

(i) confirm to that other Party whether it is:

(A) a FATCA Exempt Party; or

(B) not a FATCA Exempt Party;

(ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b) If a Party confirms to the other Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c) Paragraph (a) above shall not oblige the Lender to do anything, and paragraph (a)(iii) above shall not oblige the Borrower to do anything, which would or might in its reasonable opinion constitute a breach of:

(i) any law or regulation;

(ii) any fiduciary duty; or

(iii) any duty of confidentiality.

(d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8 FATCA Deduction

(a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the other Party.

13. INCREASED COSTS
13.1 Increased costs

(a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Lender, pay the amount of any Increased Costs reasonably incurred by it or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; (ii) compliance with any law or regulation made after the date of this Agreement; or (iii) the implementation of, or compliance with Basel III and/or CRD IV or any law or regulation to the extent that it implements or applies Basel III and/or CRD IV.

(b) In this Agreement "Increased Costs" means:

(i) a reduction in the rate of return from the Facility or on the Lender's (or its Affiliate's) overall capital;

(ii) an additional or increased cost; or

(iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into the Commitment or funding or performing its obligations under any Finance Document.
(c) In this Agreement

(i) "Basel III" means:

(A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel

III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and
(B) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement -Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III"; and

(ii) "CRD IV" means the capital requirements specified in Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 and Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

13.2 Increased cost claims If the Lender intends to make a claim pursuant to Clause 13.1 (Increased costs), it shall notify, providing documentary evidence, the Borrower of the event giving rise to the claim.
13.3 Exceptions

(a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i) attributable to a Tax Deduction required by law to be made by the Borrower;

(ii) attributable to a FATCA Deduction required to be made by a Party;

(iii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or

(iv) attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

(b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to that term in Clause 12.1 (Definitions).

14. OTHER INDEMNITIES
14.1 Currency indemnity
(a) If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i) making or filing a claim or proof against the Borrower;

(ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
14.2 Other indemnities The Borrower shall, within three Business Days of demand (which demand shall be accompanied by documentary evidence), indemnify the Lender against any cost, loss or liability reasonably incurred by it as a result of:

(a) the occurrence of any Event of Default;

(b) a failure by the Borrower to pay any amount due under a Finance Document on its due date;

(c) funding, or making arrangements to fund, a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or

(d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3 Indemnity to the Lender The Borrower shall, promptly following receipt of a demand (which demand shall be accompanied by documentary evidence), indemnify the Lender against any cost, loss or liability reasonably incurred by the Lender as a result of:

(a) investigating any event which it reasonably believes is a Default;

(b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)		instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.
15.	MITIGATION BY THE LENDER
15.1
Mitigation (a) The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

	(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.
15.2
Limitation of liability (a) The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by that Lender as a result of steps taken by it under Clause 15.1 (Mitigation).

	(b)	The Lender is not obliged to take any steps under Clause 15.1 (Mitigation) if, in its opinion (acting reasonably), to do so might be prejudicial to it.
16.	COSTS AND EXPENSES
16.1
Transaction expenses The Borrower shall, subject to any agreed caps, promptly on demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

	(a)	this Agreement and any other documents referred to in this Agreement; and
(b)
any other Finance Documents executed after the date of this Agreement (other than the Amendment and Restatement Agreement in respect of which all costs and expenses (including legal fees) shall be for the account of the Lender).

16.2	Amendment costs If:
	(a)	the Borrower requests an amendment, waiver or consent; or
	(b)	an amendment is required pursuant to Clause 24.7 (Change of currency),

the Borrower shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement (other than where incurred in connection with the Amendment and Restatement Agreement in respect of which all costs and expenses (including legal fees) shall be for the account of the Lender).

16.3 Enforcement costs
The Borrower shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
17. REPRESENTATIONS
The Borrower makes the representations and warranties set out in this clause 17 to the Lender on the date of this Agreement except for the representations and warranties set out in clause 17.11(a) and 17.11(b) which are made on the date that such information or projections are delivered.
17.1 Status

(a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.2 Binding obligations The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.
17.3 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a) any law or regulation applicable to it;

(b) its or any of its Subsidiaries' constitutional documents; or

(c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

17.4 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents.
17.5 Validity and admissibility in evidence All Authorisations required:

(a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents; and

(b) to make the Finance Documents admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.
17.6 Governing law and enforcement

(a) The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b) Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.
17.7 Insolvency No:

(a) corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 20.7 (Insolvency proceedings); or

(b) creditors' process described in Clause 20.8 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 20.6 (Insolvency) applies to a member of the Group.
17.8 No filing or stamp taxes Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.
17.9 Deduction of Tax It is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document to the Lender.
17.10 No default

(a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

17.11 No misleading information

(a) Any factual information provided by any member of the Group to the Lender was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b) The financial projections provided by the Group to the Lender have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c) Nothing has occurred since the date that any such information was provided or been omitted from such information provided and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

The representations and warranties in this clause 17.11 are made by the Borrower only so far as it is aware having made due and careful enquiries.

17.12 Financial statements

(a) Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied (other than any differences arising between IFRS, as used in the preparation of the Original Financial Statements, and the Accounting Principles).

(b) Its Original Financial Statements fairly represent its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Borrower).

(c) There has been no material adverse change in the business or consolidated financial condition of the Group since 31 December 2016.

(d) Its most recent financial statements delivered pursuant to Clause 18.2(a) (Financial statements):

(i) have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements (other than any differences arising between IFRS, as used in the preparation of the Original Financial Statements, and the Accounting Principles); and

(ii) fairly represent in all material respects its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e) Since the date of the most recent financial statements delivered pursuant to Clause 18.2(a) (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group.

17.13 No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.
17.14 No breach of laws

(a) It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b) No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

17.15 Environmental laws

(a) Each member of the Group is in compliance with Clause 19.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b) No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.
(c) The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for.
17.16 Taxation

(a) It is not (and none of its Material Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Material Subsidiaries is) overdue in the payment of any material amount in respect of Tax unless and only to the extent that:

(i) such payment is being contested, postponed or compromised in good faith;

(ii) adequate reserves are being maintained for those Taxes and the costs required to contest, postpone or compromise them; and

(iii) such payment can be lawfully withheld and failure to pay those Taxes does not have, or to the Borrower's knowledge, would not reasonably be expected to have a Material Adverse Effect.

(b) No claims or investigations that are not provided for in its latest financial statements are being, or are reasonably likely to be, made or conducted against it (or any of its Material Subsidiaries) with respect to Taxes such that a liability of the Borrower or any Material Subsidiary of USD 20,000,000 (or its equivalent in any other currency) or more is reasonably likely to arise upon a final determination of that claim or investigation.

(c) It is resident for Tax purposes only in England and Wales.

17.17 Security and Financial Indebtedness

(a) No Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b) No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

17.18 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
17.19 Good title to assets It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

17.20 Legal and beneficial ownership It and each of its Subsidiaries is the sole legal and beneficial owner of the assets which are material in the context of its business and which are required by it in order to carry on its business as it is being conducted.
17.21 Intellectual Property It and each of its Subsidiaries:

(a) is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b) does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect; and

(c) has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

17.22 Accounting Reference Date The Accounting Reference Date of each member of the Group is 31 December.
17.23 No adverse consequences
(a) It is not necessary under the laws of its Relevant Jurisdictions:

(i) in order to enable the Lender to enforce its rights under any Finance Document; or

(ii) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that the Lender should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.
(b) The Lender is not and will not be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.
17.24 Centre of main interests and establishments For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction (other than Italy).
17.25 Anti-corruption law To the best of its knowledge and belief (after due and careful enquiry), each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

17.26 Sanctions

(a) To the best of its knowledge and belief (after due and careful enquiry), neither it nor any of its Subsidiaries, nor any directors, officers or employees of it or any of its Subsidiaries:

(i) is a Restricted Party or is engaging in or has engaged in any transaction or conduct that could result in it becoming a Restricted Party;

(ii) is subject to any claim, proceeding, formal notice or investigation with respect to Sanctions;

(iii) is engaging in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or

(iv) is engaging, directly or indirectly, in any trade, business or other activities with or for the benefit of any Restricted Party where such trade, business or activity is in breach of Sanctions.

(b) No Utilisation, nor the proceeds from any Utilisation, has been used, directly or (knowingly) indirectly, to lend, contribute, provide or has otherwise been made to fund or finance any business activities or transactions:

(i) of or with a Restricted Party; or

(ii) in any other manner which would result in any member of the Group or the Lender being in breach of any Sanctions or becoming a Restricted Party.

17.27 Repetition The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request, on each Utilisation Date and the first day of each Interest Period.
18. INFORMATION UNDERTAKINGS
The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
18.1 Compliance Certificate

(a) The Borrower shall supply to the Lender with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 18.2 (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Schedule 6 (Financial Covenants).

(b) Each Compliance Certificate shall be signed by the CEO (Chief Executive Officer) of the Borrower.

18.2 Financial statements The Borrower shall supply to the Lender:

(a) as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year; and

(b) as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years its consolidated financial statements for that financial half year.

18.3 Requirements as to financial statements

(a) Each set of financial statements delivered by the Borrower pursuant to Clause 18.2(a) (Financial statements) shall be certified in accordance with applicable laws and the rules of any relevant stock exchange.

(b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.2(a) (Financial statements) is prepared using the Accounting Principles.

18.4 Notification of default

(a) The Borrower shall notify the Lender of any Default that occurs and is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence, provided that such notification requirement shall cease to apply in respect of a Default following the time such Default is no longer continuing.

(b) Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.5 Information: miscellaneous The Borrower shall supply to the Lender:

(a) all material documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are dispatched;

(b) promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which if adversely determined, are reasonably likely to have a Material Adverse Effect; and

(c) promptly, such further information regarding the financial condition, assets, business and operations of any member of the Group as the Lender may reasonably request.

18.6 "Know your customer" checks If:

(a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b) any change in the status of the Borrower after the date of this Agreement; or

(c) a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement to a party that is not the Lender prior to such assignment or transfer,

obliges the Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Lender, or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
19. GENERAL UNDERTAKINGS
The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
19.1 Authorisations The Borrower shall promptly:

(a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b) supply certified copies to the Lender of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.
19.2 Compliance with laws The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.
19.3 Environmental compliance The Borrower shall (and it shall ensure that each other member of the Group will):

(a) comply with all Environmental Law;

(b) obtain, maintain and ensure compliance with all requisite Environmental Permits;
(c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.
19.4 Environmental claims The Borrower shall, promptly upon becoming aware of the same, inform the Lender in writing of:

(a) any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.
19.5 Pari passu ranking The Borrower shall ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.
19.6 Insurance

(a) The Borrower shall (and it shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b) All insurances must be with reputable independent insurance companies or underwriters.

19.7 Intellectual Property The Borrower shall (and it shall procure that each other member of the Group will):

(a) preserve and maintain the subsistence and validity of its material Intellectual Property necessary for the business of the relevant Group member;

(b) use reasonable endeavours to prevent any infringement in any material respect of such Intellectual Property;

(c) make registrations and pay all registration fees and taxes necessary to maintain such Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d) not use or permit such Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of such Intellectual Property or imperil the right of any member of the Group to use such property; and
(e) not discontinue the use of such Intellectual Property,

where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.
19.8 Access If an Event of Default is continuing or the Lender reasonably suspects an Event of Default is continuing, the Borrower shall, and it shall ensure that each member of the Group will permit the Lender and/or its accountants or other professional advisers and contractors free access at all reasonable times and on reasonable notice at the risk and cost of the Borrower (provided such access shall be at the cost of the Lender if such access is granted and it transpires that an Event of Default is not continuing) to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with senior management.
19.9 Preservation of assets The Borrower shall (and it shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.
19.10 Taxation

(a) The Borrower shall (and it shall ensure that each other member of the Group will) pay and discharge all Taxes of a material amount imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i) such payment is being contested in good faith;

(ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause 18.2(a) (Financial statements); and

(iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b) The Borrower shall not (and it shall ensure that each member of the Group will not) change its residence for Tax purposes.

19.11 Anti-corruption law

(a) The Borrower shall not (and it shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b) The Borrower shall (and it shall ensure that each other member of the Group will):

(i) conduct its businesses in compliance with applicable anti-corruption laws; and

(ii) maintain policies and procedures designed to promote and achieve compliance with such laws.

19.12 Sanctions The Borrower shall ensure that no member of the Group may:
(a) use, lend, contribute or otherwise make available any part of the proceeds of any Utilisation or other transaction contemplated:

(i) for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Restricted Party; or

(ii) in any other manner that would result in any person being in breach of any Sanctions or becoming a Restricted Party;

(b) engage in any transaction that evades or avoids or breaches directly or indirectly, any Sanctions applicable to it; or

(c) fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Restricted Party, or from any action which is in breach of any Sanctions.

19.13 Negative pledge

(a) The Borrower shall not (and it shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b) The Borrower shall not (and it shall ensure that no other member of the Group will):

(i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c) Paragraphs (a) and (b) above do not apply to any Permitted Security:
19.14 Loans or credit

(a) Except as permitted under paragraph (b) below, the Borrower shall not (and it shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b) Paragraph (a) above does not apply to a Permitted Loan.

19.15 Acquisitions

(a) Except as permitted under paragraph (b) below, the Borrower shall not (and it shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking (or any interest in any of them).

(b) Paragraph (a) above does not apply to an acquisition that is a Permitted Acquisition.

19.16 Merger

(a) The Borrower shall not (and it shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b) Paragraph (a) above does not apply to any Permitted Transaction.

19.17 No Guarantees or indemnities

(a) Except as permitted under paragraph (b) below, the Borrower shall not (and it shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b) Paragraph (a) does not apply to a guarantee which is a Permitted Guarantee.

19.18 Financial Indebtedness The Borrower shall ensure that the Subsidiary Financial Indebtedness does not exceed at any time 35 per cent. of Group Financial Indebtedness.
For the purposes of this Clause 19.18:

(a) "Group Financial Indebtedness" means the Financial Indebtedness of the Group excluding, in each case, Financial Indebtedness of the Group incurred under any Excluded Guarantee;

(b) "Subsidiary Financial Indebtedness" means the aggregate Financial Indebtedness of each Subsidiary excluding, in each case, the Financial Indebtedness of the Borrower, any Financial Indebtedness comprising of guarantees of Financial Indebtedness of the Borrower granted by the French Subsidiary or the Italian Subsidiary and the Financial Indebtedness of the Group incurred under any Excluded Guarantee.

For the avoidance of doubt and notwithstanding anything to the contrary, intra-group debt shall not constitute or in any way be included in the definition of Financial Indebtedness or Subsidiary Financial Indebtedness.

19.19 Disposal of assets

(a) Except as permitted under paragraphs (b) or (c) below, the Borrower shall not (and it shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal for fair market value and at arm’s length:

(i) made in the ordinary course of trading of the disposing entity;

(ii) of assets in exchange of other assets comparable or superior as to type, value and quality;

(iii) of obsolete or redundant vehicles, plant and equipment for cash;

(iv) of receivables being part of Permitted Receivables Disposals; or

(v) of assets not falling within paragraphs (i) to (iv) above, provided that over the life of the Facility the aggregate value of the disposed assets and other disposals of assets not falling within paragraphs (i) to (iv) above, shall not exceed 10 per cent. of the total assets of the Group as reports in the latest audited consolidated Financial Statements.

(c) Paragraph (a) above does not apply to the CRM Disposal.

19.20 Change of business The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.
19.21 Arm's length basis The Borrower shall not (and it shall ensure that no other member of the Group will) enter into any material transaction with any person except on arm's length terms and for full market value.
19.22 Amendments

(a) The Borrower shall not (and it shall ensure that no other member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of any document delivered to the Lender pursuant to Clause 4.1 (Initial conditions precedent) except in writing:

(i) in accordance with Clause 30 (Amendments and Waivers);

(ii) prior to or on the first Utilisation Date, with the prior written consent of the Lender; or

(iii) after the first Utilisation Date, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lender.

(b) The Borrower shall promptly supply to the Lender a copy of any document relating to any of the matters referred to in paragraphs (i) to (iii) above.

19.23 Accounting practices The Borrower shall not change its Accounting Reference Date nor its accounting policies.
19.24 Financial Covenants The Borrower shall comply with the financial covenants set out in Schedule 6 (Financial Covenants) for each Test Period as set out therein.
20. EVENTS OF DEFAULT
Each of the events or circumstances set out in Clause 20 is an Event of Default (save for Clause 20.17 (Acceleration)).
20.1 Non-payment The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a) its failure to pay is caused by:

(i) administrative or technical error; or

(ii) a Disruption Event; and

(b) payment is made within 5 (five) Business Days of its due date.

20.2 Information Undertakings and Financial Covenants Any requirement of Clause 18 (Information Undertakings) and Clause 19.24 (Financial Covenants) is not satisfied.
20.3 Other obligations

(a) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment) and Clause 20.2 (Information Undertakings and Financial Covenants)).

(b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 (fifteen) Business Days, of the earlier of (A) the Lender giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

20.4 Misrepresentation Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on its behalf under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.
20.5 Cross default

(a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.
(b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).
(d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).
(e) No Event of Default will occur under this Clause 20.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 7,500,000 (or its equivalent in any other currency or currencies).
20.6 Insolvency

(a) A member of the Group:

(i) is unable or admits inability to pay its debts as they fall due;

(ii) suspends making payments on any of its debts; or

(iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender) with a view to rescheduling any of its indebtedness.

(b) The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c) A moratorium is declared in respect of any indebtedness of any member of the Group.

20.7 Insolvency proceedings

(a) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not the Borrower;

(ii) a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not the Borrower), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv) enforcement of any Security over any assets of any member of the Group,

(b) This Clause 20.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 10 (ten) Business Days of commencement.

or any analogous procedure or step is taken in any jurisdiction.

20.8 Creditors' process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group and is not discharged within 10 (ten) Business Days of commencement.
20.9 Unlawfulness and invalidity

(a) It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

(b) Any obligation or obligations of the Borrower under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

(c) Any Finance Document ceases to be in full force.

20.10 Cessation of business Any Material Subsidiary suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.
20.11 Change of ownership The Borrower ceases to be the beneficial owner directly or indirectly through wholly owned subsidiaries of more than 50% (fifty per cent) of the issued share capital of the French Subsidiary and of the Italian Subsidiary.
20.12 Audit qualification The Borrower's auditors qualify the audited annual consolidated financial statements of the Borrower or the Group on the grounds of inadequate or unreliable information or being unable to prepare the accounts on a going concern basis or otherwise which could reasonably be expected to be materially adverse to the interests of the Lender.
20.13 Expropriation The authority or ability of any Material Subsidiary to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Material Subsidiary or any of its assets.
20.14 Repudiation and rescission of agreements The Borrower rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.
20.15 Litigation Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which have or are reasonably likely to have a Material Adverse Effect.
20.16 Material adverse change Any event or circumstance occurs which the Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect.
20.17 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Lender may, by notice to the Borrower:

(a) cancel the Commitment whereupon they shall immediately be cancelled;

(b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

SECTION 9 CHANGES TO PARTIES
21. CHANGES TO THE LENDER
21.1 Assignments and transfers by the Lender Subject to this Clause 21, the Lender may:

(a) assign any of its rights; or

(b) transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.
21.2 Conditions of assignment or transfer

(a) The consent of the Borrower is required for an assignment or transfer by the Lender, unless the assignment or transfer is:

(i) to an Affiliate or Related Fund of the Lender; or

(ii) made at a time when an Event of Default is continuing.

(b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c) An assignment will only be effective on receipt by the Borrower of written confirmation from the potential assignee that it will assume the same obligations as it would have been under if it was an original party hereto.

22. ASSIGNMENTS AND TRANSFER BY THE BORROWER
The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.
23. CONDUCT OF BUSINESS BY THE LENDER
No provision of this Agreement will:

(a) interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

SECTION 11 ADMINISTRATION
24. PAYMENT MECHANICS
24.1 Payments to the Lender

(a) On each date on which the Borrower is required to make a payment under a Finance Document, it shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Lender specifies.

24.2 Distributions to the Borrower The Lender may (with the consent of the Borrower or in accordance with Clause 25 (Setoff)) apply any amount received by it in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
24.3 Partial payments

(a) If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i) first, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(ii) secondly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iii) thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

24.4 No set-off by the Borrower All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
24.5 Business Days

(a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
24.6 Currency of account

(a) Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c) Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

24.7 Change of currency

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrower); and

(ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant market and otherwise to reflect the change in currency.

24.8 Disruption to payment systems etc. If either the Lender determines (in its discretion) that a Disruption Event has occurred or the Lender is notified by the Borrower that a Disruption Event has occurred:

(a) the Lender may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Lender may deem necessary in the circumstances;

(b) the Lender shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; and

(c) any such changes agreed upon by the Lender and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 30 (Amendments and Waivers).
25.	SET-OFF

The Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by it) against any matured obligation owed by it to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26.	NOTICES
26.1	Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
26.2
Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a) in the case of the Borrower, that identified with its name below or in the Amendment and Restatement Agreement; and
(b) in the case of the Lender, that identified with its name below or in the Amendment and Restatement Agreement, or any substitute address or fax number or department or officer as one Party may notify to the other by not less than five Business Days' notice.
26.3	Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i) if by way of fax, when received in legible form; or
(ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 26.2 (Addresses), if addressed to that department or officer.
(b)
Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below or in the Amendment and Restatement Agreement

(or any substitute department or officer as the Lender shall specify for this purpose).
(c) Any communication or document which becomes effective, in accordance with paragraphs (a) to (b) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
26.4 Notification of address and fax number Promptly upon changing its address or fax number, each Party shall notify the other Party.
26.5 Electronic communication

(a) Any communication to be made between the Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if the Parties:

(i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b) Any such electronic communication as specified in paragraph (a) above to be made between the Borrower and the Lender may only be made in that way to the extent that they agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c) Any such electronic communication as specified in paragraph (a) above made between the Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by the Borrower to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

(d) Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 26.5.

26.6 English language
(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided underDocument must be:	or	in connection with any Finance
(i)	in English; or
(ii)
if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

27.	CALCULATIONS AND CERTIFICATES
27.1
Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

27.2
Certificates and Determinations Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3
Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

28.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

29.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of the Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

30.	AMENDMENTS AND WAIVERS
Any term of the Finance Documents may be amended or waived only with the consent of the Lender and the Borrower.

31. CONFIDENTIAL INFORMATION
31.1 Confidentiality The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 31.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
31.2 Disclosure of Confidential Information The Lender may disclose:

(a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as it shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b) to any person:

(i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii) appointed by the Lender or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;
(v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; or
(vii) with the consent of the Borrower;
in each case, such Confidential Information as the Lender shall consider appropriate if:

(A) in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C) in relation to paragraphs (b)(v) and (b)(vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances.

31.3 Entire agreement This Clause 31 constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
31.4 Inside information The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and undertakes not to use any Confidential Information for any unlawful purpose.
31.5 Notification of disclosure The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 31.2 (Disclosure of Confidential Information); and

(b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 31.
31.6 Continuing obligations The obligations in this Clause 31 are continuing and, in particular, shall survive and remain binding on the Lender for a period of twelve months from the earlier of the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available.
32. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS
32.1 Confidentiality and disclosure

(a) The Lender and the Borrower agree to keep each Funding Rate (and, in the case of the Lender, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c), (d) and (e) below.

(b) The Borrower may disclose any Funding Rate or Reference Bank Quotation on an average basis to the extent that such information is required to be disclosed by any applicable law or regulation.

(c) The Lender may disclose any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 8.4 (Notification of rates of interest).

(d) The Lender may disclose any Funding Rate or any Reference Bank Quotation, and the Borrower may disclose any Funding Rate, to:

(i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv) any person with the consent of the Lender or Reference Bank, as the case may be.

(e) The Lender's obligations in this Clause 32 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Lender shall not include the details of any individual Reference Bank Quotation as part of any such notification.

32.2 Related obligations

(a) The Lender and the Borrower acknowledge that each Funding Rate (and, in the case of the Lender, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender and the Borrower undertake not to use any Funding Rate or, in the case of the Lender, any Reference Bank Quotation for any unlawful purpose.

(b) The Lender and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 32.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii) upon becoming aware that any information has been disclosed in breach of this Clause 32.

32.3 No Event of Default No Event of Default will occur under Clause 20.3 (Other obligations) by reason only of the Borrower's failure to comply with this Clause 32.
33. COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12 GOVERNING LAW
34. GOVERNING LAW
This Agreement is governed by English law.
35. ENFORCEMENT

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT
1. The Borrower

(a) A copy of the constitutional documents of the Borrower.

(b) A copy of a resolution of the board of directors of the Borrower:

(i) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

(ii) authorising a specified person or persons to execute the Finance Documents on its behalf; and

(iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of the Borrower (signed by a director) confirming that borrowing the Commitment would not cause any borrowing or similar limit binding on it to be exceeded.

(e) A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2. Legal opinion
A legal opinion of Latham & Watkins, legal advisers to the Lender in England, substantially in the form distributed to the Lender prior to signing this Agreement.
3. Other documents and evidence

(a) A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b) The Original Financial Statements of the Group.

(c) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

SCHEDULE 2
UTILISATION REQUEST
From: LivaNova PLC
To: Barclays Bank PLC
Dated:
Dear Sirs LivaNova Facility Agreement dated [ ] (the "Agreement")
1We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2We wish to borrow a Loan in US Dollars on the following terms:

Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next
Business Day) Amount: [ ] or, if less, the Available Commitment Interest Period: [ ]
1We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.
2[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]/[The proceeds of this Loan should be credited to [account].
3This Utilisation Request is irrevocable.
4Yours faithfully

authorised signatory for
LivaNova PLC

SCHEDULE 3
EXISTING SECURITY
Name of Borrower	Security	Total	Principal	Amount	of
		Indebtedness Secured
Sorin CRM SAS	Cash collateral	€150,000
Sorin Group Italia Srl	Mortgage	€346.296
Sorin Group Italia Srl	Mortgage	€245.614

SCHEDULE 4
TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1	U-3
(Delivery of a Utilisation Request))
9:30am

LIBOR is fixed	Quotation Day 11:00
a.m.

Reference Bank Rate calculated by reference to available	Noon on the Quotation
quotations in accordance with Clause 10.2 (Calculation of	Day
Reference Bank Rate)
“U -X”= X Business Days prior to date of utilisation

SCHEDULE 5
MATERIAL COMPANIES
LivaNova USA, Inc., USA
Sorin Group Italia srl, Italy
LivaNova France SAS, France*
* Denotes entities to be disposed of.

SCHEDULE 6 FINANCIAL COVENANTS
The Borrower shall ensure that for the purposes of any Test Period that:

(a) Consolidated Net Financial Indebtedness to Consolidated EBITDA: Consolidated Net Financial Indebtedness as at any Accounting Date shall not be more than 2.50 times the Consolidated EBITDA for the Test Period ending on that Accounting Date, provided that for the purposes of determining this ratio as of an Accounting Date falling on 30 June, "Consolidated EBITDA" shall mean the "Consolidated EBITDA" calculated in respect of the period of twelve months ending on the last day of the first semester of the Borrower's fiscal year.

(b) Consolidated Net Financial Indebtedness to Consolidated Net Worth: Consolidated Net Financial Indebtedness as at any Accounting Date shall not be more than 0.50 times the Consolidated Net Worth as at that Accounting Date.

(c) Consolidated EBITDA to Consolidated Total Net Interest Payable: Consolidated EBITDA for the Test Period ending on an Accounting Date shall not be lower than 6.30 times the Consolidated Total Net Interest Payable for that Test Period.

(d) Consolidated Net Worth: the Consolidated Net Worth shall at no time be lower than USD 725,000,000.

The financial ratios shall be calculated in accordance with the Accounting Principles.
For the purpose of this Schedule:
"Accounting Date" means each 30 June and 31 December.
"Accounting Period" shall mean a period of one year or six months ending on an Accounting Date for which financial statements are required to be prepared under this Agreement.
"Consolidated EBITDA" shall mean in relation to the Group the consolidated profit and loss statement of the Group and determined in accordance with US GAAP: the amount of the consolidated operating income of the Group:

(a) plus depreciation and amortization expenses for plant, property and equipment; and

(b) plus amortization of intangible assets and impairment losses; and

(c) plus restructuring, merger and integration expenses; and

(d) plus litigation expenses; and

(e) plus extraordinary and non-cash items of expense, but only to the extent such items have been deducted in the determination of operating income; and

(f) minus extraordinary and non-cash items of income, but only to the extent such items are included in the operating income.

"Consolidated Net Financial Indebtedness" shall mean at any time:

(a) the aggregate at that time of Financial Indebtedness of the members of the Group from sources external to the Group (including guarantees for an aggregate amount exceeding USD 40,000,000.00 (forty million US dollars) at that times); less

(b) the aggregate amount at that time of:

(i) cash;

(ii) debt securities issued or guaranteed by any member state of the OECD;

(iii) debt securities issued by leading entities and listed on national stock exchanges of any member of the European Union;

(iv) receivables from derivative financial instruments; and

(v) deposits or notes purchased in respect of the credit enhancements of securitisation programmes up to an aggregate amount not exceeding USD 40,000,000.00 (forty million US dollars) for each financial year.

"Consolidated Net Worth" in respect of the Group shall mean the consolidated net worth of the Group determined in accordance with US GAAP.
"Consolidated Total Net Interest Payable" shall mean for a period in relation to Group:

(a) interest accrued during such period as an obligation of any member of the Group (whether or not paid or capitalised during or deferred for payment after such period); less

(b) any interest received or receivable by any member of the Group (after deducting any applicable withholding tax) in such period.

"Test Period" shall mean a period of six or, as the case may be, twelve months starting on 1 January or 1 July of a financial year and ending on an Accounting Date in that financial year.

SCHEDULE 7
FORM OF COMPLIANCE CERTIFICATE
To: Barclays Bank plc as Lender
From: LivaNova plc
Dated:
Dear Sirs
LivaNova plc – Facility Agreement originally dated 21 October 2016 as amended from time to time (the “Agreement”)
1 We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
2. We confirm that: [Insert details of covenants to be certified]
3. [We confirm that no Default is continuing.]*

Signed: _______________________
CEO of
LivaNova plc
* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SIGNATORIES

THE BORROWER

LIVANOVA PLC

By: /s/ Maurizio Borelli, Treasurer
Address: 20, Eastbourne Terrace, London, W2 6LG
Attention: General Counsel

[Signature page to the Amended and Restated Agreement]

THE LENDER

BARCLAYS BANK PLC

By: /s/ John Hogarth, Director
Address:
Fax:
Attention:

[Signature page to the Amended and Restated Agreement]